UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 18, 2006
AmericanWest Bancorporation
(Exact name of registrant as specified in its charter)

WASHINGTON	0-18561	91-1259511
State or Other Jurisdiction of	Commission File No.	I.R.S. Employer Identification Number
Incorporation or Organization
41 West Riverside Avenue, Suite 400
Spokane, Washington 99201
(Address of principal executive offices)
(509) 467-6993
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 18, 2006, AmericanWest Bancorporation (“AmericanWest”) announced that it had entered into an Agreement and Plan of Merger (“Merger Agreement”) with Far West Bancorporation (“Far West”), the holding company for Far West Bank, based in Provo, Utah, pursuant to which Far West will merge (the “Merger”) with and into AmericanWest, with AmericanWest being the surviving corporation. Following the completion of the merger, Far West Bank will merge with and into AmericanWest Bank, a wholly-owned subsidiary of AmericanWest, with AmericanWest Bank being the resulting bank. AmericanWest Bank’s operations in the State of Utah will operate under the name “Far West Bank, a division of AmericanWest Bank.” The transaction is valued at approximately $150 million.
Effective at the time of the merger, shareholders holding shares of Far West common stock will be entitled to receive $1,172 in cash or an equivalent number of shares of AmericanWest common stock for each share of Far West common stock. The number of AmericanWest common shares issued for each share of Far West common stock will equal the quotient of $1,172 and the average closing price of AmericanWest common stock for the 20 trading day period ending on the third business day before closing. Far West shareholder elections may be subject to pro-ration if the result of aggregate shareholder elections differs from the prescribed stock/cash split of 80%-20%. The Merger Agreement also provides for Far West to pay a special one-time cash dividend prior to completion of the merger subject to certain limitations and restrictions set forth in the Merger Agreement.
Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approvals, approval by the shareholders of AmericanWest and Far West and other customary conditions of closing.
For information regarding the terms of the proposed transaction, reference is made to the joint press release dated October 19, 2006, which is attached as Exhibit 99.1 and incorporated herein by reference, and the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.
Concurrently with the execution of the Merger Agreement, AmericanWest entered into a Voting Agreement (the “Voting Agreement”) with all of Far West’s current directors in which the directors, in their roles as Far West stockholders, have agreed to vote their shares of Far West common stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger. Collectively, the Far West directors own approximately 32.72% of the outstanding Far West common stock. A form of the Voting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Concurrently with the execution of the Merger Agreement, AmericanWest Bank entered into an employment agreement (the “Employment Agreement”) with H. Don Norton, Far West’s President and Chief Executive Officer. The Employment Agreement commences on the effective date of the merger and has a two-year term.
Under the Employment Agreement, Mr. Norton will serve as AmericanWest Bank’s regional director for the state of Utah. Mr. Norton will receive a base salary of $150,000 per year, be entitled to participate in any applicable incentive plans, and receive an incentive bonus after the first anniversary of the merger if certain performance criteria are met. Mr. Norton is entitled to continued payment of his base salary for a period of at least one year in the event he is terminated without cause. The Employment Agreement prohibits Mr. Norton from being involved with a competing business and from soliciting employees or customers for the longer of one year following the termination of his employment for any reason or the balance of the remaining term. The Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The above description of the Merger Agreement and Voting Agreement and Employment Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the actual agreements attached hereto. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about AmericanWest. Such information can be found in the other public filings AmericanWest makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.
The Merger Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by AmericanWest and Far West are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While AmericanWest does not believe that these schedules contain information that the securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.
Item 7.01. Regulation FD Disclosure.
On October 19, 2006, AmericanWest Bancorporation issued a press release announcing that it will hold a joint conference call with Far West Bancorporation on Thursday, October 19, 2006, at 9:00 a.m. PDT, where representatives of AmericanWest and Far West will discuss the announcement of the proposed merger. A copy of the press release is attached as Exhibit 99.1, which includes instructions for listening by telephone or webcast.
At 9:00 a.m. PDT (noon EDT) on October 19, 2006, AmericanWest is posting an investor slide presentation on its investor relations web site at www.awbank.net with additional information about the transaction. A copy of the presentation is attached as Exhibit 99.2.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This document and the attachments hereto contain comments and information that constitute “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability of the companies to obtain the required shareholder or regulatory approvals for the transaction; the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by AmericanWest with the Securities and Exchange Commission. When used in this document and the attachments hereto, the words “believes,” “estimates,” “expects,” “should,” and “anticipates,” and similar expressions as they relate to either company or the proposed transaction are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. AmericanWest does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
ADDITIONAL INFORMATION
     Materials filed with this Current Report on Form 8-K may be deemed to be offering or solicitation materials of AmericanWest Bancorporation and Far West Bancorporation in connection with the proposed merger of Far West with and into AmericanWest. Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which AmericanWest will file with the SEC in connection with the proposed merger, because both will contain important information about AmericanWest, Far West, the acquisition and related matters. The directors and executive officers of AmericanWest and Far West may be deemed to be participants in the solicitation of proxies from their respective shareholders. Information regarding AmericanWest’s participants and their security holdings can be found in its most recent proxy statement filed with the SEC, and information for both AmericanWest and Far West participants in the joint proxy statement/prospectus when it is filed with the SEC. All documents filed with the SEC are or will be available for free, both on the SEC web site (http://www.sec.gov) and from AmericanWest by directing a request to AmericanWest Bancorporation, Attention: Investor Relations, 41 West Riverside Avenue, Suite 400, Spokane, WA 99201 and from Far West by directing a request to Far West Bancorporation, President, 201 East Center Street, Provo, UT 84606.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:
2.1	Agreement and Plan of Merger, dated as of October 18, 2006, by and between AmericanWest Bancorporation and Far West Bancorporation.

10.1	Form of Voting Agreement, dated as of October 18, 2006, by and among AmericanWest Bancorporation and certain stockholders of Far West Bancorporation.

10.2	Employment Agreement, dated as of October 18, 2006, by and between AmericanWest Bank and H. Don Norton.

99.1	Joint Press Release dated October 19, 2006.

99.2	Presentation Materials dated October 19, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION
Date: October 19, 2006	By:	/s/ Patrick J. Rusnak
Patrick J. Rusnak
Chief Operating Officer